Exhibit 99.1

UniTek Global Services, Inc. Announces Selected Estimated

Preliminary 2012 Financial Results

Full Year 2012 Revenue of Approximately $442.5 - $447.0 Million, Adjusted EBITDA(1) of Approximately $45.0 - $48.2 Million, Net Loss of Approximately $48.2 - $41.4 Million

Backlog(2) of Approximately $510 Million as of December 31, 2012

Company Will Restate Financial Results for Prior Periods

Announces Departures of CFO and Other Executives

Engages Interim Chief Financial Officer

BLUE BELL, PA, April 12, 2013 — UniTek Global Services, Inc. (“UniTek” or the “Company”) (Nasdaq: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, transportation, public safety and satellite television industries, today announced estimated preliminary financial results for the year ended December 31, 2012.

For the year ended December 31, 2012, UniTek estimated preliminary revenue of approximately $442.5 - $447.0 million, adjusted EBITDA(1) of approximately $45.0 - $48.2 million and net loss of approximately $48.2 - $41.4 million.  The estimated 12-month backlog(2) as of December 31, 2012 totaled approximately $510 million.

Restated Financial Results

The Company also announced that it will restate its financial results for the interim periods ended March 31, 2012, June 30, 2012 and September 29, 2012, the fiscal year ended December 31, 2011 and the interim period ended October 1, 2011.  As a result of an ongoing internal investigation being conducted by the Audit Committee of the Company’s Board of Directors, with the assistance of outside independent counsel and a forensic accounting firm, it was determined that several employees of the Company’s Pinnacle Wireless subsidiary engaged in fraudulent activities that resulted in improper revenue recognition.

Since the Company’s acquisition of the legacy Pinnacle business in April 2011, that business has comprised less than 10% of UniTek’s consolidated revenues.

The Company plans to amend its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 29, 2012 (the amended Form 10-Q for the quarter ended September 29, 2012 also will include restated consolidated financial statements for the comparative three and nine month periods ended October 1, 2011), as well as its Annual Report on Form 10-K for the year ended December 31, 2011.

In light of these events, the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 will be further delayed. During the ongoing process of preparing restated financial statements, if it is determined that other adjustments are appropriate, the restated consolidated financial statements will reflect such adjustments.

Executive Update

The Company also announced that Ronald J. Lejman, Chief Financial Officer and Treasurer, has been terminated, effective immediately.  UniTek has engaged Kenneth J. Cichocki, CPA, of Pillar Solutions Group, to serve as the Company’s interim Chief Financial Officer, effective April 15, 2013.

In connection with the internal review and based on the recommendation of the Audit Committee, the Company also announced the termination of Kevin McClelland, Controller and Chief Accounting Officer, as well as the terminations of Michael Hayford, President of the Pinnacle Wireless division, several other employees of Pinnacle Wireless and an employee of the UniTek finance department.  None of the terminated individuals will receive severance.

The Company has commenced a search for permanent replacements for the Chief Financial Officer and Controller positions.  UniTek Chief Operating Officer Donald W. Gately will serve as acting President of Pinnacle Wireless.

Mr. Cichocki has served as chief financial officer for both public and private companies.  He is a licensed Certified Public Accountant in the State of New York and is an active member of the American Institute of Certified Public Accountants.

Other Matters

The Company plans to consider its potential rights and remedies with respect to payments previously made under the March 30, 2011 Asset Purchase Agreement by which it purchased substantially all of the assets of Pinnacle Wireless, Inc. and Current Flow Technologies Corporation.

“Although I am deeply disappointed with these events, we are working through the issues.  We view integrity the same way we view safety — we will not compromise on either.  By identifying these issues and making the necessary changes and adjustments, I believe we will move forward on a fortified foundation and a more unified platform,” said Rocky Romanella, Chief Executive Officer of UniTek.  “We started this year with a new mission and vision based on balanced leadership principles, which emphasizes a thoughtful approach to how we conduct our business in a manner that supports our three constituents — customers, people and shareholders.”

Mr. Romanella continued, “I believe we have a great year ahead of us as we focus on completing our financial reporting obligations and look forward to demonstrating UniTek’s unique customer solutions and the strength of our business in 2013.”

About UniTek Global Services

UniTek Global Services is a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 200 customers. www.unitekglobalservices.com.

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the Company’s plans to restate historical financial results and amend periodic reports, the Company’s plans to seek permanent replacements for the departed executives, the Company’s plans with respect to considering its potential rights and remedies relating to the Pinnacle acquisition and our Chief Executive Officer’s discussion of his objectives and forecasts for the year. These statements are subject to uncertainties and risks including, but not limited to, developments relating to the Audit Committee’s review of accounting and inherent limitations in internal controls over financial reporting, operating performance, general financial, economic, and political conditions affecting the Company’s business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers and other risks contained in reports filed by the Company with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2011. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aspire,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Footnotes:

(1) Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) is a key indicator used by our management to evaluate operating performance of our continuing operations and to make decisions regarding compensation and other operational matters. While this adjusted EBITDA is not intended to replace any presentation included in the Company’s consolidated financial statements under generally accepted accounting principles (or GAAP) and should not be considered an alternative to operating performance, we believe this measure is useful to investors in assessing our performance with other companies in our industry. This calculation may differ in method of calculation from similarly titled measures used by other companies. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information. Adjusted EBITDA is our EBITDA adding back transaction costs, certain restructuring costs and other non-cash charges.

(2) Our 12-month backlog consists of uncompleted portions of services to be performed under job-specific contracts and the estimated value of future services that we expect to provide under master service agreements and other long-term contracts. Many of our contracts are multi-year agreements. We include in our backlog the amount of services projected to be performed over the terms of the contracts, where applicable, or based on our historical experience with customers and our experience in procurements of this type.

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

RECONCILIATIONS OF ESTIMATED NET LOSS TO ESTIMATED ADJUSTED EBITDA

(Amounts in thousands)

(Unaudited)

	Year Ended December 31, 2012 Low Estimate	Year Ended December 31, 2012 High Estimate

Net loss	$(48,200)	$(41,400)
Impairment charges from discontinued operations	35,200	35,200
Stock-based compensation	4,900	4,900
Non-cash interest expense	1,500	1,500
Amortization	10,600	10,600
Net income after certain non-cash adjustments	$4,000	$10,800

Other discontinued operations	1,500	1,500
Income tax expense (benefit)	500	500
Restructuring charges	8,000	8,000
Change in fair value of contingent consideration	2,900	(700)
Cash interest expense	13,100	13,100
Depreciation	15,900	15,900
Transaction costs	300	300
Other expense, net	(1,200)	(1,200)
Adjusted EBITDA	$45,000	$48,200

Contact:

The Piacente Group, Inc. | Investor Relations

Lee Roth

212-481-2050

unitek@tpg-ir.com